UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 21, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)

(408) 934-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      On June 21, 2005, a Nasdaq Listings Qualification Panel (the “Panel”) notified Sipex Corporation (the “Company”) that the Panel has denied the Company’s request for continued inclusion on The Nasdaq National Market. The Company’s common stock will be delisted from The Nasdaq National Market effective with the open of business on Thursday, June 23, 2005. This action follows the Company’s appeal to the Panel for a listing exception after the Company did not meet the time requirement to file its Annual Report on Form 10-K for the fiscal year ended January 1, 2005; the Panel also noted in the delivery of its decision the Company’s failure to file its quarterly report on Form 10-Q for the fiscal quarter ended April 2, 2005. The Company intends to appeal the Panel’s decision to the Nasdaq Listing and Hearing Review Counsel within the 15 day period provided for such appeals.

      The Company’s common stock is not currently eligible to trade on the OTC Bulletin Board because, as described above, the Company is not current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that quotations for its common stock will appear in the National Daily Quotations Journal, often referred to as the “pink sheets,” where subscribing dealers can submit bid and ask prices on a daily basis. However, there can be no assurances that the Company’s common stock will be eligible for trading or quotation on any alternative exchanges or markets. The Company will disclose further timing and trading symbol information regarding the trading of its common stock when such information becomes available.

      The Company previously announced that, as a result of the Audit Committee’s ongoing internal investigation of the Company’s financial and transaction records, the Company would restate its financial statements for the fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 due to improper recognition of revenue during these periods on sales for which price protection rights and other concessions were granted. The Company will not file its annual report on Form 10-K for the fiscal year ended January 1, 2005, which was due on March 17, 2005, or its quarterly report on Form 10-Q, which was due on May 12, 2005, until the review is complete and the Company is able to secure appropriate review by its external auditors. Upon the completion of the ongoing accounting review and filing all reports under the Exchange Act, the Company’s common stock may be eligible for trading on the OTC Bulletin Board and, potentially, the Nasdaq SmallCap Market or The Nasdaq National Market. The Company is committed to regaining compliance with all filing requirements and relisting its common stock as soon as possible.

      Portions of the disclosure contained in this Form 8-K that are not statements of historical fact may include forward-looking statements. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, the forward-looking statements include statements about the Company’s common stock trading on the “pink sheets”, the OTC Bulletin Board, the Nasdaq SmallCap Market or the Nasdaq National Market, completing the Audit Committee’s internal investigation and accounting review and making required filings with the Securities and Exchange Commission in order to regain compliance. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to continue to have the Company’s common stock freely traded, to complete the accounting review in order to file, timely or otherwise, the Company’s annual report on Forms 10-K or other periodic reports required pursuant to the terms of the Exchange Act, to meet requirements put forth by Nasdaq, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits

99.1 Press Release, dated as of June 21, 2005 entitled “Sipex Corporation Announces Nasdaq Delisting Effective June 23, 2005.”

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: June 22, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1 Press Release, dated as of June 21, 2005 entitled “Sipex Corporation Announces Nasdaq Delisting Effective June 23, 2005.”